UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 6, 2021

Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2021, Callaway Golf Company (the “Company”) announced the appointment of Bavan M. Holloway to the Company’s board of directors, with an initial term expiring at the 2022 annual meeting of the Company’s stockholders. The board of directors of the Company has determined that Ms. Holloway is independent under applicable standards.

Ms. Holloway, age 57, has over 30 years of broad finance and audit experience in complex and highly regulated business environments. She previously served as Vice President of Corporate Audit for The Boeing Company, among other senior finance roles, until her retirement in April 2020. Prior to joining Boeing in May 2002, Ms. Holloway spent 16 years at KPMG LLP primarily serving financial clients in Chicago and New York. She currently serves on the boards of directors of T-Mobile US, Inc. and TPI Composites Inc. Ms. Holloway holds a bachelor’s degree in business administration from the University of Tulsa and a master’s degree in financial markets and trading from the Illinois Institute of Technology. In October 2021, Ms. Holloway also received her CERT Certificate in Cybersecurity Oversight from the Carnegie Mellon University Software Engineering Institute.

Ms. Holloway received an initial award of restricted stock units with a market value of $52,084, effective on the date of her appointment to the board of directors. The award is scheduled to vest on the earlier of the first anniversary of the grant date or the date of the next annual meeting of the Company’s stockholders if she does not stand for re-election, provided she is serving on the board on such vesting date. Ms. Holloway will also receive annual cash compensation in accordance with the Company’s standard compensation program for non-employee directors. In addition, Ms. Holloway entered into the Company’s standard form of indemnification agreement for non-employee directors, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There are no other arrangements or understandings between Ms. Holloway and any other person pursuant to which she was selected to serve on the board of directors. Ms. Holloway has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which the Company is or was a participant and in which Ms. Holloway or any of her immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On December 6, 2021, the Company issued a press release captioned “Bavan M. Holloway Named to Board of Directors of Callaway Golf Company.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit 10.1	Indemnification Agreement, dated December 6, 2021, between the Company and Bavan M. Holloway

Exhibit 99.1	Press release, dated December 6, 2021, captioned “Bavan M. Holloway Named to Board of Directors of Callaway Golf Company”

Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: December 6, 2021	By:	/s/ Sarah Kim
	Name:	Sarah Kim
	Title:	Vice President, General Counsel
and Corporate Secretary